Legal Title of Bank:   Bankers Trust Company         Call Date:   12/31/96      ST-BK:     36-4840      FFIEC 031
Address:               130 Liberty Street            Vendor ID: D               CERT:  00623            Page RC-1
City, State    ZIP:    New York, NY  10006                                                              11
FDIC Certificate No.:  |  0 |  0 |  6 |  2 |  3

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks December 31, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                                                 |  C400  |
                                                               Dollar Amounts in Thousands         |  RCFD    Bil Mil Thou    |
ASSETS                                                                                             |  / / / / / / / / / / /   |
  1.    Cash and balances due from depository institutions (from Schedule RC-A):                   |  / / / / / / / / / / /   |
        a.   Noninterest-bearing balances and currency and coin(1)...............................  |   0081       1,545,000   |1.a.
        b.   Interest-bearing balances...........................................................  |   0071       2,494,000   |1.b.
  2.    Securities:                                                                                |  / / / / / / / / / / /   |
        a.   Held-to-maturity securities (from Schedule RC-B, column A) .........................  |   1754               0   |2.a.
        b.   Available-for-sale securities (from Schedule RC-B, column D)........................  |   1773       4,368,000   |2.b.
  3    Federal funds sold and securities purchased under agreements to resell in domestic offices  |  / / / / / / / / / / /   |
        of the bank and of its Edge and Agreement subsidiaries, and in IBFs:                       |  / / / / / / / / / / /   |
        a.   Federal funds sold .................................................................  |   0276       3,651,000   |3.a.
        b.   Securities purchased under agreements to resell ....................................  |   0277       3,230,000   |3.b.
  4.   Loans and lease financing receivables:                                                      |   / / / / / / / / / /    |
        a.   Loans and leases, net of unearned income (from Schedule RC-C)  RCFD 2122  27,239,000  |   / / / / / / / / / /    |4.a.
        b.   LESS:   Allowance for loan and lease losses....................RCFD 3123     917,000  |   / / / / / / / / / /    |4.b.
        c.   LESS:   Allocated transfer risk reserve .......................RCFD 3128           0  |   / / / / / / / / / /    |4.c.
        d.   Loans and leases, net of unearned income,                                             |   / / / / / / / / / /    |
             allowance, and reserve (item 4.a minus 4.b and 4.c) ................................  |   2125      28,889,000   |4.d.
  5.   Assets held in trading accounts ..........................................................  |   3545      38,272,000   |5.
  6.   Premises and fixed assets (including capitalized leases) .................................  |   2145      914,000      |6.
  7.   Other real estate owned (from Schedule RC-M) .............................................  |   2150      213,000      |7.
  8.   Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)    |   2130      184,000      |8.
  9.   Customers' liability to this bank on acceptances outstanding .............................  |   2155      597,000      |9.
 10.   Intangible assets (from Schedule RC-M) ...................................................  |   2143       17,000      |10.
 11.   Other assets (from Schedule RC-F) ........................................................  |   2160       6,056,000   |11.
 12.   Total assets (sum of items 1 through 11) .................................................  |   2170      90,430,000   |12.

---------------------------------
(1)    Includes cash items in process of collection and unposted debits.
(2)    Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:   Bankers Trust Company               Call Date: 12/31/96   ST-BK:    36-4840                FFIEC  031
Address:               130 Liberty Street                  Vendor ID: D          CERT:  00623                     Page  RC-2
City, State Zip:       New York, NY  10006                                                                        12
FDIC Certificate No.:  |  0 |  0 |  6 |  2 |  3

Schedule RC--Continued

                                                    Dollar Amounts in Thousands    | / / / /   Bil Mil Thou __      __|
LIABILITIES                                                                        | / / / / / / / / / / /            |
13. Deposits:                                                                      | / / / / / / / / / / /            |
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E,   | / / / / / / / / / / /            |
       part I)                                                                     | RCON 2200    11,985,000          |13.a.
       (1) Noninterest-bearing(1) ...................RCON 6631    2,734,000........| / / / / / / / / / / /            |13.a.(1)
       (2) Interest-bearing .........................RCON 6636    6,657,000........| / / / / / / / / / / /            |13.a.(2)
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs               | / / / / / / / / / / /            |
       (from Schedule RC-E  part II)                                               | RCFN 2200    21,619,000          |13.b.
       (1) Noninterest-bearing ......................RCFN 6631      654,000        |  / / / / / / / / / / /           |13.b.(1)
       (2) Interest-bearing .........................RCFN 6636   22,731,000        |  / / / / / / / / / / /           |13.b.(2)
14. Federal funds purchased and securities sold under agreements to repurchase in  |  / / / / / / / / / / /           |
    domestic offices of the bank and of its Edge and Agreement subsidiaries, and   |  / / / / / / / / / / /           |
    in IBFs:                                                                       |  / / / / / / / / / / /           |
    a. Federal funds purchased ....................................................| RCFD 0278     6,560,000          |14.a.
    b. Securities sold under agreements to repurchase..............................| RCFD 0279       120,000          |14.b.
15. a. Demand notes issued to the U.S. Treasury ...................................| RCON 2840             0          |15.a.
    b. Trading liabilities ........................................................| RCFD 3548    19,172,000          |15.b.
16. Other borrowed money:                                                          | / / / / / / / / / / / /          |
    a. With original maturity of one year or less .................................| RCFD 2332    15,909,000          |16.a.
    b. With original maturity of more than one year ...............................| RCFD 2333     3,097,000          |16.b.
17. Mortgage indebtedness and obligations under capitalized leases ................| RCFD 2910        31,000          |17.
18. Bank's liability on acceptances executed and outstanding ......................| RCFD 2920       597,000          |18.
19. Subordinated notes and debentures .............................................| RCFD 3200     1,229,000          |19.
20. Other liabilities (from Schedule RC-G) ........................................| RCFD 2930     5,235,000          |20.
21. Total liabilities (sum of items 13 through 20) ................................| RCFD 2948    85,554,000          |21.
                                                                                   | / / / / / / / / / / / /          |
22. Limited-life preferred stock and related surplus ..............................| RCFD 3282             0          |22.
EQUITY CAPITAL                                                                     | / / / / / / / / / / / /          |
23. Perpetual preferred stock and related surplus .................................| RCFD 3838       600,000          |23.
24. Common stock ..................................................................| RCFD 3230     1,001,000          |24.
25. Surplus (exclude all surplus related to preferred stock) ......................| RCFD 3839       540,000          |25.
26. a. Undivided profits and capital reserves .....................................| RCFD 3632     3,131,000          |26.a.
    b. Net unrealized holding gains (losses) on available-for-sale securities .....| RCFD 8434   (    14,000)         |26.b.
27. Cumulative foreign currency translation adjustments ...........................| RCFD 3284   (   382,000)         |27.
28. Total equity capital (sum of items 23 through 27) .............................| RCFD 3210     4,876,000          |28.
29. Total liabilities, limited-life preferred stock, and equity capital (sum of    | / / / / / / / / / / / /          |
    items 21, 22, and 28) .........................................................| RCFD 3300    90,430,000          |29.

Memorandum
To be reported only with the March Report of Condition.
 1.   Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the
      bank by independent external Number auditors as of any date during 1995 .....| RCFD    6724    N/A              |  M

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company
      (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5  =  Review of the bank's financial statements by external
      auditors
6  =  Compilation of the bank's financial statements by external auditors
7  =  Other audit procedures (excluding tax preparation work)
8  =  No external audit work

----------------------
(1) Including total demand deposits and noninterest-bearing time and savings deposits.